Exhibit 99.1

Avantair, Inc. Appoints Richard Pytak to Chief Financial Officer

Clearwater, FL, April 14th, 2008 – Avantair, Inc. (OTCBB: AAIR, AAIRU, AAIRW) (“Avantair”), the only publicly traded stand-alone fractional aircraft operator, announced today that it has promoted Richard Pytak to the position of Chief Financial Officer, effective April 11, 2008. John Waters, Avantair’s former Chief Financial Officer, has departed the Company, and resigned his position as a director of the Company, effective April 11, 2008.

Mr. Pytak joined the Company earlier this year as Vice President of Finance. In his new role, he will lead the Company’s Accounting and Finance department. He will also serve in a strategic capacity, working closely with other members of senior management to grow the Company. Prior to joining Avantair, Mr. Pytak held the positions of Group Controller and Treasurer at Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets, with annual sales in 2007 of over $1 billion dollars. Prior to that, Mr. Pytak held the position of Senior Manager at PricewaterhouseCoopers. A Certified Public Accountant, Mr. Pytak earned a Bachelor of Science degree in Accounting from Canisius College.

“I am confident we have the right team in place to bring our financial growth to the next level” said Avantair Chief Executive Officer Steven Santo. “With Richard’s commitment, knowledge and abilities, we will continue to strengthen our position in the marketplace.”

Pytak said, “I am pleased to serve Avantair, its shareholders and its customers as Chief Financial Officer. As a team, we will continue to execute a strategic plan that fosters sustained growth and enhanced shareholder value.”

ABOUT AVANTAIR

Avantair, with operations in 5 states and approximately 300 employees, offers private travel solutions for individuals and companies at a fraction of the cost of whole aircraft ownership. Headquartered in Clearwater, FL, the Company is the sole North American provider of fractional aircraft shares in the Piaggio Avanti P.180 aircraft. Avantair is the fifth largest company in the North American fractional aircraft industry and the only stand-alone fractional operator. The Company currently manages a fleet of 42 fractional aircraft plus 7 core planes, with another 63 Piaggio Avanti IIs on order through 2012. For more information about Avantair, please visit: http://www.avantair.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair’s filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

CONTACT:

The Piacente Group

Lenny Santiago

212-481-2050

lenny@thepiacentegroup.com